EXHIBIT 10.11





                            Concept Communications, Inc.
                            650 Massachusetts Avenue, N.W.
                             Washington, D.C.  20001
                         (202) 789-2124 Fax: (202) 408-8891



April 16, 1996

Messrs. Robert Wussler & William H. Lash, III
The 144 Committee of The Nostalgia Network, Inc.
650 Massachusetts Avenue, N.W.
Washington, D.C.  20001

Gentlemen:

     As an inducement to Concept Communications, Inc. ("Concept") to make a bridge loan in the amount of $4.5 million (the "April 1996 Bridge Loan") to The Nostalgia Network, Inc. ("Nostalgia"), Concept desires that Nostalgia agree to certain terms as a condition to Concept making the April 1996 Bridge Loan. These conditions are as follows:

     Concept is extending the April 1996 Bridge Loan at a very favorable interest rate to induce Nostalgia to pay accrued interest on such loan on a monthly basis. Such monthly interest payments shall begin 30 days after the loan is received, and every month thereafter, for so long as the April 1996 Bridge Loan is outstanding. Concept restates that all outstanding loans payable by Nostalgia to Concept during calendar year 1996 shall not be callable before February 1, 1997. However, other agreements and understandings between Nostalgia and Concept notwithstanding, if on February 1, 1997, all interest payments required on the April 1996 Bridge Loan have not been paid in full in accordance with the terms of this letter, and all accrued and unpaid interest on all other outstanding loans have not been paid in full, then all outstanding loans payable by Nostalgia to Concept shall have their interest rates adjusted as of February 1, 1997, to a rate equal to the Prime Rate, as published in the Wall Street Journal, and adjusted from time to time, plus two (2) percentage points ("Prime Plus Two").

     This letter, in conjunction with Concept's letter to BDO Seidman ("BDO Seidman Letter"), dated April 16, 1996, supersedes and completely replaces Concept's March 21, 1996 letter ("March Letter") sent to Ambassador Sanchez, which was previously withdrawn.

     Nostalgia agrees that Concept's funding is to specifically cover commitments existing as of December 31, 1995, and no money shall be used for programming commitments entered into after December 31, 1995 unless specifically approved by Concept. Nostalgia is aware that as of today both parties have not completed a final budget for 1996.

     Please indicate your acceptance to the terms hereof by executing this agreement where indicated below.

                              Sincerely,

                              CONCEPT COMMUNICATIONS, INC.



                              __________________________________
                              By Werner G. Seubert



ACCEPTED AND AGREED TO:

THE NOSTALGIA NETWORK, INC.


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